[TEXAS PACIFIC LAND TRUST LETTERHEAD]

FOR IMMEDIATE RELEASE

TEXAS PACIFIC LAND TRUST (NYSE: TPL) ANNOUNCES LAUNCH OF WEBSITE

DALLAS, TX, May 20, 2008 – Texas Pacific Land Trust (NYSE:TPL) announced today that it has established and is now maintaining a website through which, among other things, its Annual Report on Form 10-K for the year ended December 31, 2007 is available. The website can be found at http://www.TPLTrust.com . The Trust intends to make available on or through such website future filings required to be so made available by applicable SEC and NYSE rules and regulations in accordance with such rules and regulations.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters. We assume no responsibility to update any such forward-looking statements.